Exhibit 32.2

Certification Pursuant to Section 1350 of Chapter 63 of
Title 18 of the United States Code

        I, Kenneth R. Meyers, the chief financial officer of United States Cellular Corporation, certify that (i) the quarterly report on Form 10-Q for the third quarter of 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of United States Cellular Corporation.

/s/ Kenneth R. Meyers

Kenneth R. Meyers
November 12, 2003

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to United States Cellular Corporation and will be retained by U.S. Cellular and furnished to the Securities and Exchange Commission or its staff upon request.